UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

______________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Actinium Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

November 13, 2015

Dear Actinium Shareholders,

We cordially invite you to attend the 2015 annual meeting of our stockholders on December 22, 2015, at 9:30 a.m. Eastern Time, at The Garden City Hotel, 45 Seventh St, Garden City, NY 11530 . Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement. Additionally, a form of proxy card and information on how to vote by mail, through the Internet, by fax or by phone is included herein.

Above all else, we wish to thank all our shareholders, new and old, for their faith in our ability to execute on our strategy and generate shareholder value. As outlined in our letter to you in July, we acknowledge that we have faced challenges this year, specifically with manufacturing process and scale-up issues pertaining to IomabTM-B. We are pleased to have overcome these obstacles and now with these challenges behind us and our organization stronger than ever before, we are eager to embark on a new era for Actinium. We have made significant strides with Iomab-B and are on track to file the IND by year end. With respect to Actimab-A, we are excited to be near the conclusion of the Phase 1 portion of the clinical trial, which will be highlighted at the 57th American Society of Hematology (ASH) Annual Meeting in Orlando, Florida on December 4 - 8, 2015. We are eager to begin the Phase 2 portion of the trial as we are very well-positioned competitively. We look forward to the future with confidence in our strategy as we progress into 2016. We will strive to deliver sustainable results that will drive growth and generate shareholder value as we continue to drive the business forward in 2016 and beyond.

Key Achievements in 2015

•         On track to submit the Iomab-B IND filing in the fourth quarter of 2015

•         Completed the majority of the Phase 1 clinical trial for Actimab-A, the final three confirmatory patients are now enrolling which will enable the Phase 2 trial to start in 2016

•         Actimab-A’s positive results imply leadership position in the renewed race for CD-33 targeting drugs in AML

•         Started work on an exciting new indication for one of our drug candidates with proof of concept studies expected in 2016

•         Successfully labeled an antibody with Actinium-225 creating an exciting new pipeline candidate with broad hematology applications

•         Strengthened our development team with key senior level hires in place ahead of the upcoming Phase 3 clinical trial for Iomab-B and Phase 2 trial for Actimab-A next year

Much Anticipated IND Filing to Enable Initiation of Iomab-B’s Single, Pivotal, Phase 3 Clinical Trial in 2016

In 2015, we successfully addressed our manufacturing challenges, bolstered our development team in key areas and established a clear regulatory pathway for Iomab-B. In addition, we further strengthened our intellectual property portfolio with a provisional patent application for infusion administration of Iomab-B. These achievements give us great confidence as we look past our planned fourth quarter IND filing toward to the upcoming pivotal, Phase 3 clinical trial. We have hired and will continue to hire key professionals to our clinical, project management, manufacturing, quality control and regulatory teams to ensure that we execute the Iomab-B trial in the most efficient and timely manner. With these new members firmly on board, we are confident in our ability to execute and look forward to providing you, our shareholders, with regular updates on our progress as we seek to obtain regulatory approval for Iomab-B and deliver this important, potentially breakthrough therapy to patients.

We are eager to commence the Iomab-B phase 3 clinical trial, as we believe it to represent a revolutionary treatment option for refractory and relapsed Acute Myeloid Leukemia (AML) patients over the age of 55. Iomab-B will be used in preparing AML patients for hematopoietic stem cell transplantation (HSCT), the fastest growing hospital procedure in the U.S. The path to a Biologics License Application (BLA) submission is expected to be based on the results of the upcoming single, pivotal Phase 3 clinical study, assuming success. The trial size is set at 150 patients with 75 patients per arm. The primary endpoint in the pivotal Phase 3 trial is durable complete remission, defined as a complete remission lasting at least 6 months and the secondary endpoint will be overall survival at one year. There are currently no effective treatments approved by the FDA for AML in this patient population and there is no defined standard of care. In its proof of concept trial Iomab-B results showed that it tripled the rate of survival at one year and twenty percent survived at two years and medically considered cured. It is these results that are generating such strong support for the trial by many of the leading specialists in the field as evidenced by our strong KOL support.

We expect the 2015 ASH Annual Meeting to be a major event for Actinium and our Iomab-B program. As we prepare for our Phase 3 clinical trial, we will be meeting with our Scientific Advisory Board and Clinical Advisory Board, which is comprised of Key Opinion Leaders (KOLs) in the field of hematopoietic stem cell transplant. We will also use our time at ASH to meet with representatives from major medical institutions including stem cell transplant physicians, hematologists and other referring physicians to build awareness of the Iomab-B Phase 3 clinical trial. We have invested significant time and resources in preparing for ASH this year and look forward to seeing the return on our efforts revealed in the Phase 3 Iomab-B trial.

Promising Phase 1 Results for Actimab-A Raise Anticipation for the Upcoming Phase 2 Trial with Interim Results Expected in 2016

We completed the fourth and final cohort of the Phase 1 portion of the Actimab-A clinical trial. The Company is now enrolling the final three confirmatory patients which should conclude the Phase 1 portion of the trial. Patients in this fourth and final cohort are being treated at 2.0 μCi/kg dose level of Actimab-A. Previously, three cohorts of patients have been treated at dose levels of 0.5, 1.0 and 1.5 μCi/kg per fractionated dose, respectively. We were excited to learn that the Actimab-A data was selected by the ASH Program Committee for poster presentation, which will be presented December 7th, 2015, by Dr. Joseph Jurcic, Director of Hematologic Malignancies at Columbia University Medical Center.

We recently announced the hiring of Dr. Sri Srivastava, Ph.D., PMP, to the position of Associate Director of Project Management. Sri’s experience and knowledge, which we highlight in more detail below, is ideal for the Actimab-A Phase 2 trial as he has broad experience with the management of randomized Phase 2 clinical trials, CRO selection and supervision, and clinical trial data analysis. We expect to begin the Phase 2 portion of the clinical trial in the first part of 2016, following dosing of three confirmatory patients, and will provide updates on this program, including the interim results that are expected by the second half of 2016. We are confident that our stronger team and enhanced operations coupled with a less complex protocol will improve clinical trial recruitment for the Phase 2 portion of the trial.

Actinium Is Strongly Positioned in the Reemerging Race to Develop an AML Therapy by Targeting CD-33

Actimab-A targets CD33, an antigen on the surface of AML cells via the monoclonal antibody lintuzumab coupled to actinium-225. We have long held the belief that CD33 is an ideal target in AML as evidenced by our Actimab-A and earlier Bismab-A programs. In years past, Mylotarg an antibody drug conjugate targeting CD33 received accelerated FDA approval and was then withdrawn from the market in 2010 due to safety concerns. There has been resurgent interest with larger and/or global companies such as Bayer, Boehringer Ingelheim, Immunogen, Johnson & Johnson and Seattle Genetics developing therapies for AML targeting CD33. Actinium at the current time seems to have the most interesting clinical data and is among the most advanced program amongst the second generation CD33 targeting therapies. We look forward to validating the safety and efficacy results in the upcoming Phase 2 trial and demonstrating that Actimab-A is best in class.

Strong Pipeline Additions with New Product Candidates and Exciting New Indications

While we remain focused on progressing Iomab-B into its Phase 3 clinical trial and Actimab-A into its Phase 2 trial, our scientific team working in tandem with thought leaders team have identified an exciting new area for clinical research. Our research team has determined, based on external, multi-national research efforts, that one of our pipeline candidates may have broad therapeutic applicability in an indication that represents a large and growing disease segment outside of AML. This is an area where several large companies compete and should only increase the attractiveness of our relevant pipeline candidate from a licensing perspective. In 2016, we expect to initiate a clinical trial to demonstrate proof of concept for this indication and we look forward to providing you with more detail on this program in the coming months. Separately, we had also announced that we had successfully labelled actinium-225 to an antibody which enabled us to begin pre-clinical studies in certain hematological indications. This fulfills our promise of a third, pipeline candidate and we are equally excited about this program as we believe the construct has broad applicability in several liquid cancers. Our work in both programs brings us great excitement as these programs are not only as exciting as Iomab-B and Actimab-A from a market potential perspective but also serve to validate both our scientific and technical capabilities to partners.

Key Hires Make Actinium Stronger and Well-Positioned to Deliver on Its Corporate Goals

In 2015 we successfully recruited and retained talented professionals to our executive, clinical development, project management, regulatory, quality control and manufacturing teams. The Actinium team, which now totals 16 employees, is comprised of experts in their respective fields that we believe possess the knowledge and experience to execute our business strategy and development of our programs. We will continue to identify and recruit talented professionals consistent with our strategy to develop Actinium into an industry leading immuno-oncology company.

Beginning in February 2015, Actinium engaged Dr. Roland Turck as a senior advisor to our Board of Directors to help guide Iomab-B’s clinical development and regulatory strategy with the goal of crafting the most efficient development program possible. In July 2015, our Executive Chairman, Mr. Sandesh Seth, resigned from his position as Head of Healthcare Investment Banking at Laidlaw & Co. to focus his efforts on Actinium. We are pleased to have his undivided attention, energy and myriad skill sets being brought to bear for the Company as we gear up for the future. Notable hires in 2015 include Dr. Felix Garzon, M.D., Ph.D., to our executive team as Senior Vice President, Head of Clinical Development. Dr. Garzon will leverage his deep knowledge of oncology product development, clinical trial management and regulatory experience to guide and manage the upcoming Phase 3 Iomab-B trial and Phase 2 Actimab-A trial. In addition, Actinium recently announced the appointment of Dr. Xin Du, Ph.D., to the position of Executive Director, Regulatory Affairs where he will be responsible for managing Actinium’s regulatory submissions, CMC efforts, interactions with regulators and developing the Company’s regulatory strategy for current and future programs. Dr. Du comes to Actinium with over 15 years of regulatory experience beginning with the FDA and subsequently with a number of major global pharmaceutical companies where he developed a proven track record of product approvals, regulatory strategy and efficient regulatory submission management. We also announced the appointment of Dr. Sri Srivastava, Ph.D., PMP, to the position of Associate Director of Project Management. In this position, Dr. Srivastava will be responsible for the management of operations for the Actimab-A Phase 2 clinical trial. His career includes tenures at Parke-Davis (now Pfizer), Purdue Pharma, Organon, Janssen and ClinTech Research. Dr. Srivastava spent a decade at ClinTech Research where he provided consulting services focused on clinical operations for emerging biopharmaceuticals including management of randomized Phase 2 clinical trials, clinical trial site and CRO selection and management and the development of study related documentation

We are proud to have assembled a team of such accomplished professionals. Their belief in our Iomab-B and Actimab-A programs and their commitment to their development give us great confidence for our future. We will continue to add key professionals to the Actinium team as we strive to build an organization and corporate culture that promotes stakeholder value.

Strong Balance Sheet Allows us to Achieve Value Creating Milestones

During the first nine months of 2015, we strengthened our cash position in preparation of moving Iomab-B into its Phase 3 trial and the advancement of Actimab-A into Phase 2 development. With a September 30, 2015 cash balance of $24.8 million, we believe the Company has sufficient capital to meet our major near-term milestones of producing interim clinical trial results in 2016 and early 2017 to drive shareholder value.

A Promising Outlook in 2016 Building of Successes of A Challenging 2015

Actinium has an ambitious corporate strategy focused initially on development of our Iomab-B and Actimab-A programs in order to generate shareholder value. It is our vision to progress these programs through their clinical trials, obtain regulatory approval and launch these therapies commercially either alone or with partners. Our team is focused on executing on this vision in the most effective and efficient way possible and strategic licensing is very much a core element of our strategy. We find our developments of late to be very exciting based on positive clinical results for Actimab-A and overcoming the technical challenges of Iomab-B and we look forward to delivering on our objectives for 2016.

Actinium’s major objectives for 2016 as we transition from a Company with one Phase 1 trial to a Company involved with as many as three trials in Phase 3 (Iomab-B), Actimab-A (Phase 2) and New Indication (Proof-of-Concept) are:

•         Execute our corporate transformation from an early-stage to a later stage company

•         Initiate the pivotal Phase 3 study for Iomab-B and produce initial Data Safety Monitoring Board updates

•         Start the Phase 2 trial for Actimab-A and generate interim results showing proof of concept

•         Begin proof of concept studies in new indication and generate supportive data

•         Launch our fourth program based on previously announced antibody labeled with actinium-225

•         Actively explore strategic licensing and collaborations as appropriate

•         Further expand the business, technical and clinical development teams to scale with expanded operating plan for 2016 and beyond

In summary, we believe that 2016 will be a transformational year that will result in transformation of Actinium Pharmaceuticals to a later-stage clinical development company with additional pipeline products. We have overcome many challenges with few resources in 2015. Actinium is now a stronger organization that is better capitalized and equipped to deliver value to shareholders. We have assembled a team and developed a corporate culture that is committed to executing on our milestones, delivering on our strategy and creating value for our stakeholders. We look forward to an exciting 2016 and to updating all our shareholders about the clinical progress of Iomab-B and Actimab-A, and with more information related to the new programs in the near future. In addition, we intend to ramp up our efforts to form alliances strategically with potential partners to extend our product development efforts and extend our geographic reach in key markets outside the United States.

Our team wishes to thank our shareholders again for their support in Actinium this year. As can be clearly seen from the highlights of our achievements listed above, we have made great progress since our shareholder update in July 2015. However, we are acutely aware that delivering on our primary objectives of bringing Iomab-B to market in as short a time frame as possible, establishing the clinical validity of Actimab-A for the treatment of AML, and expanding our pipeline requires us to meet nearer-term milestones on time. Let me assure you that our entire team is energized and completely focused on meeting our corporate objectives.

We hope that you will be supportive of our goals to continue on your behalf to provide breakthrough cancer therapies for unmet medical needs and in the process enhance value to the company and its shareholders. Please send in your completed proxy form as soon as possible as indicated in the proxy materials. We hope we will see many of you at the Shareholder Meeting.

On behalf of everyone at Actinium Pharmaceuticals, I would like to reiterate our appreciation to our stockholders for their support and continued confidence. The coming year will be a very important year for Actinium and we look forward to serving you.

Sincerely,

/S/ Kaushik J. Dave

Kaushik J. Dave, Ph.D., MBA

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 22, 2015

To the stockholders of Actinium Pharmaceuticals, Inc.,

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Actinium Pharmaceuticals, Inc. (the “Company”) to be held at The Garden City Hotel, 45 Seventh St, Garden City, NY 11530 on December 22, 2015 at 9:30 a.m. Eastern Standard Time. At the annual meeting you will be asked to vote on the following matters:

•         Proposal 1: To elect Sandesh Seth and Sergio Traversa as Class II directors to serve for a three-year term that expires at the 2018 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation or removal; and

•         Proposal 2: To ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm; and

•         Proposal 3: To approve an amendment to the Actinium Pharmaceuticals, Inc. 2013 Amended and Restated Stock Plan, as amended, to increase the shares of our common stock available for issuance thereunder by 3.5 million shares; and

•         To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

The Board of Directors recommends that you vote at the annual meeting “FOR” Proposals 1, 2 and 3. These items of business are more fully described in the proxy statement that is attached to this Notice. The Board of Directors fixed the close of business on November 2, 2015 as the “Record Date” for determining the stockholders that are entitled to notice of and to vote at the annual meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for examination for a period of ten days before the meeting in person at our corporate offices in New York, New York, and also at the meeting. Stockholders may examine the list for purposes related to the meeting.

It is important that your shares are represented and voted at the meeting. You can vote your shares by completing, signing, dating, and returning your completed proxy card or vote by mail, over the Internet, by fax or by phone by following the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

You may attend the annual meeting and vote in person even if you have previously voted by proxy in one of the ways listed above. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

/s/ Sandesh Seth
New York, NY	Executive Chairman
November 13, 2015

TABLE OF CONTENTS

Page
General	1
Questions and Answers	1
Who Can Help Answer Your Questions?	5
Corporate Governance	6
Board Committees	10
Director Compensation	12
Audit Committee Report	13
Compensation Committee Report	15
Directors and Executive Officers	19
Executive Compensation	22
Principal Stockholders	29
Certain Relationships and Related Transactions	31
Proposal 1 – Election of Directors	33
Proposal 2 – Ratification of the Appointment of GBH CPAs, PC	35
Proposal 3: To approve an amendment to the Actinium Pharmaceuticals, Inc. 2013 Amended and Restated Stock Plan, as amended, to increase the shares of our common stock available for issuance thereunder by 3.5 million shares.	36
Other Matters	38
Annual Report on Form 10-K	38
Householding of Proxy Materials	38
Electronic Delivery of Company Stockholder Communications	39
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on December 22, 2015	39
Proposals of Stockholders	39
Where You Can Find More Information	39

i

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Actinium Pharmaceuticals, Inc. for use at our annual meeting of stockholders to be held The Garden City Hotel, 45 Seventh St, Garden City, NY 11530 on December 22, 2015 at 9:30 a.m. Eastern Standard Time. Voting materials, including this proxy statement and proxy card, are expected to be first delivered to all or our stockholders on or about November 13, 2015.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•         To elect Sandesh Seth and Sergio Traversa as Class II directors to serve for a three-year term that expires at the 2018 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation or removal;

•         To ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm;

•         To approve an amendment to the Actinium Pharmaceuticals, Inc. 2013 Amended and Restated Stock Plan, as amended, to increase the shares of our common stock available for issuance thereunder by 3.5 million shares from 5,750,000 to 9,250,000; and

•         such other matters as may properly come before the annual meeting or any adjournments thereof.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends a vote “FOR” each of the nominees to the Board of Directors, “FOR” the proposal ratifying the appointment of GBH CPAs, PC, and “FOR” the approval of an amendment to our stock plan to increase the shares authorized under the plan by 3.5 million shares.

How do I vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card applicable to your class of stock, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares: should be voted for or withheld for the nominee for director; and should be voted for, against or abstained with respect to the ratification of the appointment of the Company’s independent registered public accounts. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our transfer agent, Action Stock Transfer Corporation, or you have stock certificates registered in your name, you may submit a proxy to vote:

•         By Internet or by telephone. Follow the instructions attached to the proxy card to submit a proxy to vote by Internet or telephone.

•         By mail. If you received one or more proxy cards by mail, you can vote by mail by completing, signing, dating and returning the enclosed proxy card applicable to your class of stock in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•         In person at the meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting. You are required to register in advance of the annual meeting if you plan to attend the annual meeting in person. If you wish to register in advance of the annual meeting, please contact our investor relations office by no later than December 15, 2015, by e-mail to soloughlin@actiniumpharma.com, fax at (732) 243-9499, mail to Actinium Pharmaceuticals, Inc., 757 Third Avenue, 21st Floor, New York, New York 10017 or telephone at (212) 376-6214.

Telephone and Internet voting facilities for all stockholders of record will be available 24-hours a day and will close at 11:59 p.m., Eastern Standard Time, on December 21, 2015.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee who is the holder of record), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•         By Internet or by telephone. Follow the instructions you receive from the record holder to vote by Internet or telephone.

•         By mail. You should receive instructions from the record holder explaining how to vote your shares.

•         In person at the meeting. Contact the broker, bank or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the annual meeting. You will not be able to vote at the annual meeting unless you have a proxy card from your broker, bank or other nominee.

What happens if additional matters are presented at the annual meeting?

Other than the election of directors, the ratification of the appointment of our auditor, the amendment of our charter to increase the authorized shares of the Company, and the amendment of our charter to remove the board size and update the classified board provisions, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxy holder, Sandesh Seth, our Executive Chairman and Kaushik Dave, Ph.D., our CEO, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.

What happens if I do not give specific voting instructions?

If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors on all matters and as the proxy holder may determine in her discretion with respect to any other matters properly presented for a vote before the annual meeting. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to certain proposals that are considered as “routine” matters. For example, Proposal 2 — ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm is commonly considered as a routine matter, and thus your stockbroker, bank or other nominee may exercise their discretionary voting power with respect to Proposal 2. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1 — the election of Sandesh Seth and Sergio Traversa as members to our Board of Directors, and Proposal 3 — the amendment to our 2013 stock plan to increase the authorized shares under the plan by 3.5 million shares. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

What is the quorum requirement for the annual meeting?

On November 2, 2015, the Record Date for determining which stockholders are entitled to vote, there were 42,017,449 shares of our common stock outstanding which is our only class of voting securities. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our stockholders. A majority of our outstanding common shares as of the Record Date must be present at the annual meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the annual meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card or voted by fax, by phone or by using the Internet.

How can I change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date, by voting on a later date by using the Internet (only your latest Internet proxy submitted prior to the annual meeting will be counted), or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except:

•         as necessary to meet applicable legal requirements;

•         to allow for the tabulation of votes and certification of the vote; and

•         to facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card will be forwarded to our management.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by our Inspector of Elections and reported in a Current Report on Form 8-K which we will file with the SEC within four business days of the date of the annual meeting.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Actinium Pharmaceuticals, Inc. stock account, we are delivering only one Notice to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one Notice, you may write or call us to request to receive a separate Notice. Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the address and phone number below to request delivery of a single copy of this Notice. For future annual meetings, you may request separate Notices, or request that we send only one Notice to you if you are receiving multiple copies, by writing or calling us at:

Actinium Pharmaceuticals, Inc.
Attention: Steve O’Loughlin, Senior Director of Finance and Corporate Development
757 Third Avenue, 21st Floor
New York, New York 10017
Tel: (212) 376-6214
Fax: 732-243-9499

Who pays for the cost of this proxy solicitation?

We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, electronically or by telephone.

How can I obtain a copy of Actinium Pharmaceuticals, Inc.’s 2014 Annual Report on Form 10-K?

This proxy statement and our 2014 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2014 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “All SEC Filings” section of the “Investors” section of our website at www.actiniumpharma.com. You may also obtain a printed copy of our Annual Report on Form 10-K, as amended, including our financial statements, free of charge, from us by sending a written request to: Actinium Pharmaceuticals, Inc., 757 Third Avenue, 21st Floor, New York, NY 10017, attention: Secretary.

What is the voting requirement to elect directors?

Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Broker non-votes will not affect the outcome of the election of directors because brokers do not have discretion to cast votes on this proposal without instruction from the beneficial owner of the shares.

What is the voting requirement to approve the other two proposals?

The proposal to ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. The proposal to approve an amendment to our 2013 stock plan to increase the shares authorized under the plan will be approved if there is a quorum and the votes cast “FOR” the proposal reaches the majority of the outstanding voting power.

Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the annual meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the annual meeting.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to our shareholders with any of the proposals described above to be brought before the annual meeting of shareholders.

How can I communicate with the non-employee directors on the Actinium Pharmaceuticals, Inc. Board of Directors?

The Board of Directors encourages stockholders who are interested in communicating directly with the non-employee directors as a group to do so by writing to the non-employee directors in care of our Executive Chairman. Stockholders can send communications by mail to:

Sandesh Seth, Chairman of the Board and Executive Chairman (“Executive Chairman”)
Actinium Pharmaceuticals, Inc.
757 Third Avenue, 21st floor
New York, New York 10017

Correspondence received that is addressed to the non-employee directors will be reviewed by our Executive Chairman of the Board or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our chairman, deals with the functions of the Board of Directors or committees thereof or that our chairman otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by writing, calling or emailing us at:

Steve O’Loughlin
Senior Director of Finance and Corporate Development
Actinium Pharmaceuticals, Inc.
757 Third Avenue, 21st Floor
New York, NY 10017
Email: soloughlin@actiniumpharma.com
Tel: 212-376-6214
Fax: 732-243-9499

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, the Executive Chairman, other key executives and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Biographical information about our directors is provided in “Election of Directors — Proposal No. 1” on page 33.

Term of Office

Our directors are divided into three classes, designated Class I, Class II and Class III. Class I shall consists of two directors, Class II shall consist of two directors, and Class III consists of the chief executive officer.

The term of each director is set forth below or until their successors are duly elected:

Director	Class	Term (from 2015 Annual Meeting)
Kaushik Dave	Class III	12 months
David Nicholson	Class I	24 months
Sandesh Seth	Class II	36 months
Sergio Traversa	Class II	36 months
Richard I. Steinhart	Class I	24 months

Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified, or until his or her retirement, death, resignation or removal. In order to implement a classified board of directors, Class I shall serve a 24 month term from the date of the 2015 Annual Shareholders Meeting; Class II shall serve a 36 month term from the date of the 2015 Annual Shareholders Meeting; and Class III shall serve a 12 month term from the date the date of the 2015 Annual Shareholders Meeting. Directors elected at each annual meeting commencing in 2014 shall be elected for a 3 year term.

Director Independence

We use the definition of “independence” of the NYSE MKT to make this determination. We are listed on the NYSE MKT under the symbol “ATNM”. NYSE MKT corporate governance rule Sec. 803(A)(2) provides that an “independent director” means a person other than an executive officer or employee of the company. No director qualifies as independent unless the issuer’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following is a non-exclusive list of persons who shall not be considered independent under NYSE MKT rules:

•         a director who is, or during the past three years was, employed by the company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

•         a director who accepted or has an immediate family member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)       compensation for board or board committee service;

(ii)      compensation paid to an immediate family member who is an employee (other than an executive officer) of the company,

(iii)     compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year); or

(iv)     benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•         a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

•         a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

•         a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer’s executive officers serve on the compensation committee of such other entity; or

•         a director who is, or has an immediate family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

Since our common stock is listed on the NYSE MKT exchange, we are required to meet the exchanges independence requirements. Under the above-mentioned NYSE MKT director independence rules, David Nicholson, Richard I. Steinhart and Sergio Traversa are the only independent directors of the Company.

Executive Chairman

In August 2014, our Board created the office of Executive Chairman of the Company and appointed Sandesh Seth, our Chairman of the Board, as Executive Chairman of our Company.

As Executive Chairman of our Company, Mr. Seth acts as an officer and consultant and, as such, performs his duties subject in all instances to the oversight of our board of directors and the power of our board of directors to approve all applicable corporation actions (which powers shall not be vested in the office of Executive Chairman). The Executive Chairman is not an “executive officer” (as defined in SEC Rule 3b-7) of our Company as the role of the Executive Chairman by design is not an officer who performs a policy making function for our Company. Rather, the Executive Chairman serves as a conduit between our board and our executive management team and is available to act as an advisor and consultant to our executive management team, who are responsible for development and implementation of our corporate policies under the supervision of our board of directors.

Subject to such other roles, duties and projects as may (consistent with the terms and provisions of our Amended and Restated Bylaws and the resolutions of our board that formed the office of Executive Chairman) be assigned by our board to the Executive Chairman, the primary responsibilities of the Executive Chairman are as follows:

(i)       Chair annual and special Board meetings and annual stockholder meetings and, subject to availability, attend meetings of the committees of the Board;

(ii)      Provide overall Board leadership and establish guiding principles for the Board;

(iii)     Manage the affairs of the Board and facilitate Board action in such a way that strategic and policy decisions are fully discussed, debated and decided by the Board;

(iv)     In cooperation with the President, and Chief Executive Officer, and other Company officers as appropriate or selected by the Executive Chairman/Board, ensure that our strategic orientation is defined and communicated to the Board for its approval and that all material issues are dealt with by the Board in a timely manner;

(v)      Ensure that the Board has efficient communication channels regarding all material issues concerning the business and see to it that directors are informed about these issues;

(vi)     Act as a representative of the Board and consult with Board members outside the regularly scheduled meetings of the Board and of Board committees;

(vii)    Meet and confer as often as required with our President, and Chief Executive Officer and executive management to ensure that there is efficient communication between the Executive Chairman, the President, and Chief Executive Officer, other executive management and Board members;

(viii)   Offer advice and consultation to the President, and Chief Executive Officer and executive management on the overall management of the business and affairs of our company as well as specific matters upon the request of the President, and Chief Executive Officer and or the Board;

(ix)     In consultation and partnership with the President, and Chief Executive Officer, the Executive Chairman may act as our representative with business partners of our company; and

(x)      At the request of the Board or the President, and Chief Executive Officer the Executive Chairman may be placed in charge of special corporate strategic initiatives or projects.

Board Leadership Structure

Our Board has a policy that calls for the role of Chairman of the Board and Chief Executive Officer (CEO) to be separate, as it believes that the most effective leadership structure for us at this time is not to have these roles combined. Dr. Kaushik J. Dave serves as our Chief Executive Officer and Sandesh Seth is our Chairman of the Board who serves as the Executive Chairman. We believe this structure of having a separate CEO and Chairman provides proper oversight of our operations.

Board of Directors Meetings and Attendance

During the fiscal year 2014, the Board of Directors held 43 meetings. Each member of our Board was present at eighty-five (85%) percent or more of the Board meetings held. No actions were approved by unanimous written consent. It is our policy that directors should make every effort to attend the annual meeting of stockholders, and each of our directors: Sandesh Seth, Kaushik Dave, David Nicholson, Richard I. Steinhart and Sergio Traversa, attended the annual meeting of stockholders in 2014.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. A copy of the Code of Business Conduct and Ethics is available on the Investor section of our website at www.actiniumpharma.com. We will post on our website any amendment to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers.

Complaints Regarding Accounting Matters

The Audit Committee has established procedures for:

•         the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and

•         the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Communications with Directors

The Board of Directors has approved procedures for stockholders to send communications to individual directors or the non-employee directors as a group. Written correspondence should be addressed to the director or directors in care of Sandesh Seth, Executive Chairman of Actinium Pharmaceuticals, Inc., 757 Third Avenue, 21st Floor, New York, NY 10017. Correspondence received that is addressed to the non-employee directors will be reviewed by our corporate secretary or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our corporate secretary, deals with the functions of the Board of Directors or committees thereof or that the corporate secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Actinium Pharmaceuticals, Inc. that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence. You may also contact individual directors by calling our principal executive offices at (212) 376-6214.

Legal Proceedings

There are no legal proceedings to which any director, director nominee, officer or affiliate of our company, any owner of record or beneficially of more than 5% of common stock, or any associate of any such director, officer, affiliate of our company or security holder that is a party adverse to our company or any of our subsidiaries or has a material interest adverse to us.

Compliance With Section 16(a) of the Exchange Act

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to us we believe that as of the date of this proxy, our executive officers, directors and greater than 10 percent beneficial owners have complied on a timely basis with all Section 16(a) filing requirements except for the following: Form 4’s filed for officers and directors on March 16, 2015; Form 3 filed for Mr. Nicholson on March 17, 2015; and Form 4’s filed for Dr. Dave and Dr. Cicic on May 22, 2015.

BOARD COMMITTEES

Committees of the Board of Directors

Our board of directors has formed three standing committees: audit, compensation and corporate governance. Actions taken by our committees are reported to the full board. Each of our committees has a charter and each charter is posted on our website.

Audit Committee	Compensation Committee	Corporate Governance Committee
Richard I. Steinhart*	Dr. David Nicholson*	Sergio Traversa*
Dr. David Nicholson	Richard I. Steinhart	David Nicholson
Sergio Traversa	Sergio Traversa	Richard I. Steinhart

____________

*         Indicates committee chair

Audit Committee

Our audit committee, which currently consists of three directors, provides assistance to our board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the company. Our audit committee employs an independent registered public accounting firm to audit the financial statements of the company and perform other assigned duties. Further, our audit committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of our internal controls. In discharging its responsibilities, our audit committee may rely on the reports, findings and representations of the company’s auditors, legal counsel, and responsible officers. Our board has determined that all members of the audit committee are financially literate within the meaning of SEC rules and under the current listing standards of the NYSE MKT. Richard I. Steinhart is the chairman of the audit committee.

Under NYSE MKT rules (Section 803(b)(2)(b) of the NYSE MKT Company Guide), one director who is not independent under general audit committee purposes, but who satisfies the requirements of Rule 10A-3 under the Securities Exchange Act of 1934, and is not a current officer or employee, may be appointed to the audit committee, if the board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the issuer and its shareholders. In August 2015, the board appointed Mr. Traversa to the audit committee under this exception. The board has determined that Mr. Traversa’s appointment to the audit committee is in the best interests of the Company and its shareholders given his financial experience and knowledge of public companies. Mr. Traversa may not under this exception serve in excess for consecutive years and may not chair the audit committee.

Compensation Committee

Our compensation committee, which currently consists of three directors, establishes executive compensation policies consistent with the company’s objectives and stockholder interests. Our compensation committee also reviews the performance of our executive officers and establishes, adjusts and awards compensation, including incentive-based compensation, as more fully discussed below. In addition, our compensation committee generally is responsible for:

•         establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for our directors, executive officers and other employees;

•         overseeing our compensation plans, including the establishment of performance goals under the company’s incentive compensation arrangements and the review of performance against those goals in determining incentive award payouts;

•         overseeing our executive employment contracts, special retirement benefits, severance, change in control arrangements and/or similar plans;

•         acting as administrator of any company stock option plans; and

•         overseeing the outside consultant, if any, engaged by the compensation committee.

Our compensation committee periodically reviews the compensation paid to our non-employee directors and the principles upon which their compensation is determined. The compensation committee also periodically reports to the board on how our non-employee director compensation practices compare with those of other similarly situated public corporations and, if the compensation committee deems it appropriate, recommends changes to our director compensation practices to our board for approval.

Outside consulting firms retained by our compensation committee and management also will, if requested, provide assistance to the compensation committee in making its compensation-related decisions.

Corporate Governance Committee

Corporate Governance Committee, which currently consists of three directors, monitors our corporate governance system.

DIRECTOR COMPENSATION

Historically non-management Directors of the Company do not receive any cash compensation. Commencing October 1, 2012, our non-management Directors began to receive a quarterly cash retainer of $7,500 per calendar quarter for their service on the Board of Directors. They also receive reimbursement for out-of-pocket expenses and certain directors have received stock option grants for shares of Company Common Stock as described below.

The following table sets forth the compensation of our directors for the 2014 fiscal year:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	All Other Compensation	Total
David Nicholson	$30,000	—	—	—	$30,000
Sandesh Seth	$18,424	—	—	—	$18,424
Richard I. Steinhart	$30,000	—	—	—	$30,000
Sergio Traversa	$30,000	—	—	—	$30,000

____________

(1)      At the end of fiscal year 2014, the aggregate number of option awards outstanding for each director was as follows: (i) for Mr. Nicholson, 99,900, (ii) for Mr. Seth, 49,950 (Exclude options granted to Mr. Seth not for services as a director), (iii) for Mr. Steinhart, 49,950, and (iv) for Mr. Traversa, 69,950.

Under the terms of our Director Compensation Program, the non-employee members of our Board of Directors were paid a fixed annual fee of $30,000 payable in four quarterly payments. On August 12, 2014, Sandesh Seth became the Executive Chairman of the Company and stopped receiving compensation as a board member. The amount shown in the table represents fees paid to him through August 12, 2014.

Commencing in February 2015, our non-employee directors will be paid an annual fee of $40,000 and receive annual option grants of 25,000 shares. Board committee members will receive the following compensation:

BOD Committee	Chairman	Member
Audit	$15,000	$6,000
Compensation	$10,000	$5,000
Corporate Governance	$7,500	$3,000

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibilities relating to our corporate accounting and reporting practices toward assurance of the quality and integrity of our consolidated financial statements. The purpose of the Audit Committee is to serve as an independent and objective party to monitor our financial reporting process and internal control system; oversee, review and appraise the audit activities of our independent registered public accounting firm and internal auditing function, maintain complete, objective and open communication between the Board of Directors, the independent accountants, financial management and the internal audit function.

Our independent registered public accounting firm reports directly to the Audit Committee and the Audit Committee is solely responsible to appoint or replace our independent registered public accounting firm and to assure its independence and to provide oversight and supervision thereof. The Audit Committee determines compensation of the independent registered public accounting firm and has established a policy for approval of non-audit related engagements awarded to the independent registered public accounting firm. Such engagements must not impair the independence of the registered public accounting firm with respect to our company as prescribed by the Sarbanes-Oxley Act of 2002; thus payment amounts are limited and non-audit related engagements must be approved in advance by the Audit Committee. The Audit Committee determines the extent of funding that we must provide to the Audit Committee to carry out its duties and has determined that such amounts were sufficient in 2014.

With respect to the fiscal year ended December 31, 2014, in addition to its other work, the Audit Committee:

•         Reviewed and discussed with management our audited consolidated financial statements as of December 31, 2014 and for the year then ended; and

•         Discussed with GBH CPAs, PC the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements.

The Audit Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the 2014 audited consolidated financial statements in the 2014 Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Audit Committee of the Board of Directors of Actinium Pharmaceuticals, Inc.

Richard I. Steinhart, Chairman David Nicholson Sergio Traversa

Information About Auditors

The Audit Committee of the Board of Directors appointed GBH CPAs, PC as the independent registered public accounting firm to conduct the audit of our consolidated financial statements for the 2015 fiscal year and to report on our consolidated balance sheets, statements of income and other related statements. GBH CPAs, PC has served as our independent registered public accounting firm since December 2012. The Audit Committee Charter includes the procedures for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the Board of Directors approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee. The audit and audit-related fees paid to the auditors with respect to the 2014 fiscal year were pre-approved by the Audit Committee of the Board of Directors.

Fees and Services

The aggregate fees billed for the fiscal years ended December 31, 2014 and 2013 for professional services rendered by GBH CPAs, PC for the audits of the Company’s annual financial statements included in Form 10-K (“Audit Fees”), tax compliance, advice, and planning (“Tax Fees”), and other products or services provided (“Other Fees”):

	Year Ended December 31, 2014	Year Ended December 31, 2013
Audit Fees	$134,850	$109,487
Audit – Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$134,850	$109,487

Pre-Approval Policies and Procedure for Audit and Permitted Non-Audit Services

The Audit Committee has developed policies and procedures regarding the approval of all non-audit services that are to be rendered by our independent registered public accounting firm, as permitted under applicable laws and the corresponding fees for such services. In situations where the full Audit Committee is unavailable to pre-approve any permitted non-audit services to be rendered by our independent registered public accounting firm: (i) our Chief Executive Officer will evaluate the proposed engagement to confirm that the engagement is not prohibited by any applicable rules of the SEC, applicable quotation service or exchange, (ii) following such confirmation by the Chief Executive Officer, the Chairperson of the Audit Committee will determine whether we should engage our independent registered public accounting firm for such permitted non-audit services and, if so, negotiate the terms of the engagement with our independent registered public accounting firm and (iii) the Chairperson of the Audit Committee will report to the full Audit Committee at its next regularly scheduled meeting about any engagements of our independent registered public accounting firm for permitted non-audit services that have been approved by the Chairperson. Alternatively, after confirmation by the Chief Executive Officer, the full committee may pre-approve engagements of our independent registered public accounting firm at Audit Committee meetings.

All audit services and non-audit services and all fees associated with such services performed by our independent registered public accounting firm in the 2014 fiscal year were approved by our Audit Committee. Consistent with these policies and procedures, all future audit services and non-audit services and all fees associated with such services performed by our independent registered public accounting firm will be approved by the Chairperson of the Audit Committee and ratified by the Audit Committee or approved by the full Audit Committee.

Compensation Committee Report*

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in the proxy statement.

Submitted by:

The Compensation Committee of the Board of Directors

/s/ David Nicholson, Chairman

/s/ Richard I. Steinhart

/s/ Sergio Traversa

____________

*         The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation Discussion and Analysis

The Compensation Committee of our board of directors has the responsibility to review, determine and approve the compensation for our executive officers. Further, the Compensation Committee oversees our overall compensation strategy, including compensation policies, plans and programs that cover all employees. In 2013, our Stockholders voted on an advisory basis with respect to our compensation program for named executive officers. Of the votes cast (excluding abstentions and broker non-votes), 94.1% were cast in support of the program. In light of this, in reviewing the executive compensation program for 2015, the Compensation Committee decided to retain the general overall program design, which ties a significant portion of the executives’ pay closely with our performance. In the future, the Compensation Committee will continue to consider the executive compensation program in light of changing circumstances and Stockholder feedback.

We currently employ two executive officers, each of whom serves as a “Named Executive Officer” (or NEO) for purposes of SEC reporting: (1) Kaushik J. Dave., our Chief Executive Officer (who we refer to in this Compensation Discussion and Analysis as our CEO); and (2) Dragan Cicic, our Chief Scientific Officer.

This Compensation Discussion and Analysis sets forth a discussion of the compensation for our NEOs as well as a discussion of our philosophies underlying the compensation for our NEOs and our employees generally.

Objectives of Our Compensation Program

The Compensation Committee’s philosophy seeks to align the interests of our stockholders, officers and employees by tying compensation to individual and company performance, both directly in the form of salary or annual cash incentive payments, and indirectly in the form of equity awards. The objectives of our compensation program enhance our ability to:

•         attract and retain qualified and talented individuals; and

•         provide reasonable and appropriate incentives and rewards to our team for building long-term value within our company, in each case in a manner comparable to companies similar to ours.

In addition, we strive to be competitive with other similarly situated companies in our industry. The process of developing pharmaceutical products and bringing those products to market is a long-term proposition and outcomes may not be measurable for several years. Therefore, in order to build long-term value for our company and its stockholders, and in order to achieve our business objectives, we believe that we must compensate our officers and employees in a competitive and fair manner that reflects current company activities but also reflects contributions to building long-term value.

We utilize the services of StreeterWyatt Governance LLC to review compensation programs of peer companies in order to assist the Compensation Committee in determining the compensation levels for our NEOs, as well as for other employees of our company. StreeterWyatt is a recognized independent consulting company and services clients throughout the United States.

Elements of Our Compensation Program and Why We Chose Each

Main Compensation Components

Our company-wide compensation program, including for our NEOs, is broken down into three main components: base salary, performance cash bonuses and potential long-term compensation in the form of stock options or restricted stock awards. We believe these three components constitute the minimum essential elements of a competitive compensation package in our industry.

Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our NEOs as well as recognizing the competitive nature of the biopharmaceutical industry. This is determined partially by evaluating our peer companies as well as the degree of responsibility and experience levels of our NEOs and their overall contributions to our company. Base salary is one component of the compensation package for NEOs; the other components being cash bonuses, annual equity grants, and company benefit programs. Base salary is determined in advance whereas the other components of compensation are awarded in varying degrees following an assessment of the performance of a NEO. This approach to compensation reflects the philosophy of our board of directors and its Compensation Committee to emphasize and reward, on an annual basis, performance levels achieved by our NEOs.

Performance Bonus Plan

We have a performance bonus plan under which bonuses are paid to our NEOs based on achievement of company performance goals and objectives established by the Compensation Committee and/or our board of directors as well as on individual performance. The bonus program is discretionary and is intended to: (i) strengthen the connection between individual compensation and our company’s achievements; (ii) encourage teamwork among all disciplines within our company; (iii) reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing employees; and (iv) help ensure that our cash compensation is competitive. Depending on the cash position of the company, the Compensation Committee and our board of directors have the discretion to not pay cash bonuses in order that we may conserve cash and support ongoing development programs and commercialization efforts. Regardless of our cash position, we consistently grant annual merit-based stock options to continue incentivizing both our senior management and our employees.

Based on their employment agreements, each NEO is assigned a target payout under the performance bonus plan, expressed as a percentage of base salary for the year. Actual payouts under the performance bonus plan are based on the achievement of corporate performance goals and an assessment of individual performance, each of which is separately weighted as a component of such officer’s target payout. For the NEOs, the corporate goals receive the highest weighting in order to ensure that the bonus system for our management team is closely tied to our corporate performance. Each employee also has specific individual goals and objectives as well that are tied to the overall corporate goals. For employees, mid-year and end-of-year progress is reviewed with the employees’ managers.

Equity Incentive Compensation

We view long-term compensation, currently in the form of stock options and restricted stock generally vesting in annual increments over four years, as a tool to align the interests of our NEOs and employees generally with the creation of stockholder value, to motivate our employees to achieve and exceed corporate and individual objectives and to encourage them to remain employed by the company. While cash compensation is a significant component of employees’ overall compensation, the Compensation Committee and our board of directors (as well as our NEOs) believe that the driving force of any employee working in a small biotechnology company should be strong equity participation. We believe that this not only creates the potential for substantial longer term corporate value but also serves to motivate employees and retain their loyalty and commitment with appropriate personal compensation.

Other Compensation

In addition to the main components of compensation outlined above, we also provide contractual severance and/or change in control benefits to our Executive Chairman and CEO. The change in control benefits for all applicable persons have a “double trigger.” A double-trigger means that the executive officers will receive the change in control benefits described in the agreements only if there is both (1) a Change in Control of our company (as defined in the agreements) and (2) a termination by us of the applicable person’s employment “without cause” or a resignation by the applicable persons for “good reason” (as defined in the agreements) within a specified time period prior to or following the Change in Control. We believe this double trigger requirement creates the potential to maximize stockholder value because it prevents an unintended windfall to management as no benefits are triggered solely in the event of a Change in Control while providing appropriate incentives to act in furtherance of a change in control that may be in the best interests of the stockholders. We believe these severance or change in control benefits are important elements of our compensation program that assist us in retaining talented individuals at the executive and senior managerial levels and that these arrangements help to promote stability and continuity of our executives and senior management team. Further, we believe that the interests of our stockholders will be best served if the interests of these members of our management are aligned with theirs. We believe that providing change in control benefits lessens or eliminates any potential reluctance of members of our management to pursue potential change in control transactions that may be in the best interests of the stockholders. We also believe that it is important to provide severance benefits to members of our management, to promote stability and focus on the job at hand.

We also provide benefits to the executive officers that are generally available to all regular full-time employees of our company, including our medical and dental insurance, and a 401(k) plan. At this time, we do not provide any perquisites to any of our NEOs. Further, we do not have deferred compensation plans, pension arrangements or post-retirement health coverage for our executive officers or employees. All of our employees not specifically under contract are “at-will” employees, which means that their employment can be terminated at any time for any reason by either us or the employee. Our Executive Chairman and CEO have employment agreements that provide lump sum compensation in the event of their termination without cause or, under certain circumstances, upon a Change of Control.

Determination of Compensation Amounts

A number of factors impact the determination of compensation amounts for our NEOs, including the individual’s role in the company and individual performance, length of service with the company, competition for talent, individual compensation package, assessments of internal pay equity and industry data. Stock price performance has generally not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control.

Industry Survey Data

In collaboration with StreeterWyatt, we establish and maintain a list of peer companies to best assure ourselves that we are compensating our executives on a fair and reasonable basis, as set forth above under the heading “Objectives of our Compensation Program.” We also utilize StreetWyatt-prepared data for below-executive level personnel, which data focuses on similarly-sized bio-tech companies. The availability of peer data is used by the Compensation Committee strictly as a guide in determining compensation levels with regard to salaries, cash bonuses and performance related annual equity grants to all employees. However, the availability of this data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies in compensation matters.

Determination of Base Salaries

As a guideline for NEO base salary, we perform formal benchmarks against respective comparable positions in our established peer group. We adjust salaries based on our assessment of our NEOs’ levels of responsibility, experience, overall compensation structure and individual performance. The Compensation Committee is not obliged to raise salaries purely on the availability of data. Merit-based increases to salaries of executive officers are based on our assessment of individual performance and the relationship to applicable salary ranges. Cost of living adjustments may also be a part of that assessment.

Performance Bonus Plan

Concurrently with the beginning of each calendar year, preliminary corporate goals that reflect our business priorities for the coming year are prepared by the CEO with input from the other executive officers. These goals are weighted by relative importance. The draft goals and proposed weightings are presented to the Compensation Committee and the Board and discussed, revised as necessary, and then approved by our board of directors. The Compensation Committee then reviews the final goals and their weightings to determine and confirm their appropriateness for use as performance measurements for purposes of the bonus program. The goals and/or weightings may be re-visited during the year and potentially restated in the event of significant changes in corporate strategy or the occurrence of significant corporate events. Following the agreement of our board of directors on the corporate objectives, the goals are then shared with all employees in a formal meeting(s), and are reviewed periodically throughout the year.

Determination of Equity Incentive Compensation

To assist us in assessing the reasonableness of our equity grant amounts, we have reviewed StreeterWyatt supplied information. Such information included equity data from a cross-section of similar companies in our industry.

Equity Grant Practices

All stock options and/or restricted stock granted to the NEOs and other executives are approved by the Compensation Committee. Exercise prices for options are set at the closing price of our common stock on the date of grant. Grants are generally made: (i) on the employee’s start date and (ii) at board of director meetings held each February and following annual performance reviews. However, grants have been made at other times during the year. The size of year-end grants for each NEO is assessed against our internal equity guidelines. Current market conditions for grants for comparable positions and internal equity may also be assessed. Also, grants may be made in connection with promotions or job related changes in responsibilities. In addition, on occasion, the Compensation Committee may make additional special awards for extraordinary individual or company performance.

Compensation Setting Process

At the February meetings of our board of directors and the Compensation Committee, overall corporate performance and relative achievement of the corporate goals for the prior year are assessed. The relative achievement of each goal is assessed and quantified and the summation of the individual components results in a corporate goal rating, expressed as percentages. The Compensation Committee then approves the final disbursement of salary increases, cash bonuses and option or restricted stock grants.

The Compensation Committee looks to the CEO’s performance assessments of the other NEOs and his recommendations regarding a performance rating for each, as well as input from the other members of our board of directors. These recommendations may be adjusted by the Compensation Committee prior to finalization. For the CEO, the Compensation Committee evaluates his performance, taking into consideration input from the other members of our board of directors, and considers the achievement of overall corporate objectives by both the CEO specifically and the company generally. The CEO is not present during the Compensation Committee’s deliberations regarding his compensation.

The Compensation Committee has the authority to directly engage, at our company’s expense, any compensation consultants or other advisors (such as StreeterWyatt) that it deems necessary to determine the amount and form of employee, executive and director compensation. In determining the amount and form of employee, executive and director compensation, the Compensation Committee has reviewed and discussed historical salary information as well as salaries for similar positions at comparable companies. However the availability of this data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies’ compensation practices.

We paid consultant fees to StreeterWyatt of $17,500. NEOs may have indirect input in the compensation results for other executive officers by virtue of their participation in the performance review and feedback process for the other executive officers.

DIRECTORS AND EXECUTIVE OFFICERS

Directors And Executive Officers

The names, positions and ages of our directors and executive officers as of November 1, 2015, are as follows:

Name	Age	Position
Sandesh Seth, MS, MBA	51	Executive Chairman
Kaushik J. Dave, PhD, MBA	54	Chief Executive Officer, Interim Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)
Dragan Cicic, MD	52	Chief Medical Officer
David Nicholson, PhD	60	Director
Richard I. Steinhart	58	Director
Sergio Traversa, MBA	54	Director

Subject to the classified board provisions of our charter, all directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Pursuant to the Company’s charter, Mr. Traversa and Mr. Seth were appointed as directors of the Company by the former Series E preferred stock holders of Actinium Corporation. During 2011, Actinium Corporation raised $6.2 million through an offering of 23,697,119 shares (pre-Actinium Share Exchange) of the 2011 Series E preferred shares and 5,924,285 warrants (pre-Actinium share exchange). In January 2012, the Actinium Corporation raised $0.8 million through its final offering of the 2011 Series E preferred shares.

There are no other arrangements or understanding between any of our directors and any other persons pursuant to which they were selected as a director.

Background of Executive Officers and Directors

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

Sandesh Seth, MS, MBA, Executive Chairman

Mr. Sandesh Seth has been our Director since March 2012, our Chairman of the Board since October 2013, and Executive Chairman since August 2014. Mr. Seth was affiliated with Laidlaw & Co. (UK) Ltd., a healthcare focused, investment banking and wealth management firm where he was Head of Healthcare Investment Banking. Mr. Seth is the Chairman of the Board of Relmada Therapeutics, Inc., a publicly listed, specialty pharmaceuticals company focused on pain therapeutics.

Mr. Seth has 20+ years of experience in investment banking (Cowen & Co.), equity research (Bear Stearns, Commonwealth Associates) and in the pharma industry (Pfizer, Warner-Lambert, SmithKline in strategic planning, business development and R&D project management). Mr. Seth has an MBA in Finance from New York University; an M.S. in the Pharmaceutical Sciences from the University of Oklahoma Health Center and a B.Sc. in Chemistry from Bombay University. He has published several scientific articles and was awarded the University Regents Award for Research Excellence at the University of Oklahoma. Mr. Seth was designated as Regulatory Affairs Certified (R.A.C.) by the Regulatory Affairs Professionals Society which signifies proficiency with U.S. FDA regulations.

That Mr. Seth has served in various business executive-level positions over the course of his career, has significant investment banking experience, has developed significant management and leadership skills and is well accustomed to interfacing with investors, analysts, auditors, C-level executives, and outside advisors, led us to conclude that Mr. Seth should serve as a director.

Kaushik J. Dave, PhD, MBA, Chief Executive Officer, Interim Chief Financial Officer and Director

Dr. Kaushik J. Dave has been our Chief Executive Officer and Director since September 2013, and our Interim Chief Financial Officer since February 2014. From March 2008 to September 2013, Dr. Dave was the Executive Vice President of Product Development for Antares Pharmaceuticals Inc. (Antares). As part of the core management team at Antares, he was instrumental in setting strategy, vision, product portfolio development and business development. Dr. Dave led the clinical and regulatory approval of Anturol™ and was also a key contributor to the change in company vision to combination products using Antares’ medical device technology which resulted in a robust pipeline that included development and New Drug Application submission for Otrexup, which was approved on October 14, 2013. From January 2001 to June 2006, Dr. Dave was Vice President Product Development at Palatin Technologies Inc. where he obtained approval of NeutroSpecTM (a radiopharmaceutical monoclonal antibody product). From January 1997 to December 2000, Dr. Dave was employed at Schering-Plough Inc. and Merck & Co. Inc., responsible for steering the development of several pharmaceutical product development programs. Dr. Dave received his pharmacy degree from the University of Bath, UK and a Ph.D. in Pharmaceutical Chemistry from the University of Kansas. Dr. Dave also received an MBA from the Wharton School of the University of Pennsylvania.

As Chief Executive Officer of the Company, Dr. Dave is the most senior executive of the Company and as such provides our Board of Directors with the greatest insight into the Company’s business and the challenges and material risks it faces. Dr. Dave has more than 23 years of healthcare industry experience and is especially qualified to understand the risks and leadership challenges facing a growing pharmaceutical company from a senior management and financial expertise perspective led us to conclude that Dr. Dave should serve as Chief Executive Officer and Director of the Company.

Dragan Cicic, MD, MBA, Chief Medical Officer

Dragan Cicic is the Chief Medical Officer of the Company. He joined the Company in 2005 and previously held the position of the CEO and prior to that of the Medical Director at Actinium. Dr. Cicic joined Actinium from the position of Project Director of QED Technologies Inc., a life sciences strategic consulting and transactional group focused on emerging biotech, pharmaceuticals and medical devices companies. Dr. Cicic prepared business and strategic plans on behalf of those clients and assisted them in raising funding. He also represented corporate and private investors in identifying acquisition and/or investment targets and negotiating, structuring and consummating deals. Prior to joining QED Technologies, Dr. Cicic was an investment banker with SG Cowen Securities.

Dr. Cicic graduated as a Medical Doctor from the School of Medicine at The Belgrade University, and received his MBA from Wharton School at The University of Pennsylvania. He was also a Nieman Fellow at Harvard University.

C. David Nicholson, BS, PhD, Director

C. David Nicholson has been a Director of the Company since 2008. Mr. Nicholson is also a member of our Audit Committee, Compensation Committee and Corporate Governance Committee. In August 2014, Mr. Nicholson joined Actavis plc and Forest Laboratories, Inc. as Senior Vice President, Actavis Global Brands R&D. From March 2012 to August 2014, Mr. Nicholson was on the Executive Committee of Bayer CropScience as Head of Research & Development responsible for the integration of the company’s R&D activities into one global organization. Dr. Nicholson graduated in pharmacology, earning his B.Sc. from the University of Manchester (1975) and his Ph.D. from the University of Wales (1980). Between 1978 and 1988, Dr. Nicholson worked in the pharmaceutical industry for the British company Beecham-Wülfing in Gronau, Germany. The main emphasis of his activities as group leader in a multidisciplinary project group was the development of cardiovascular drugs.

From 1988-2007, Dr, Nicholson held various positions of increasing seniority in the UK, the Netherlands and the USA with Organon a Business Unit of Akzo Nobel. Ultimately, he became Executive Vice President, Research & Development, and member of the Organon Executive Management Committee. He implemented change programs, leading to maximizing effectiveness in research & development, ensuring customer focus and the establishment of a competitive pipeline of innovative drugs. In 2007, Dr. Nicholson transferred to Schering-Plough, Kenilworth, New Jersey as Senior Vice President, responsible for Global Project Management and Drug Safety. From 2009 to December 2011, he was Vice President Licensing and Knowledge Management at Merck in Rahway, New Jersey, reporting to the President of Merck R&D. As an integration team member, David Nicholson played a role in the strategic mergers of Organon BioSciences, the human and animal health business of Dutch chemical giant Akzo-Nobel, and Schering-Plough in 2007 as well as of Schering-Plough and Merck in 2009.

That Dr. Nicholson brings over 25 years of pharmaceutical experience to our Board, having served in various pharmaceutical research and development executive-level positions over the course of his career, and that Dr. Nicholson has developed significant management and leadership skills relating to the pharmaceutical industry. and is well accustomed to interfacing with investors, analysts, auditors, outside advisors and governmental officials, led us to conclude that Dr. Nicholson should serve as a director.

Richard I. Steinhart, Director

Richard I. Steinhart has served as our Director and Chairman of the Audit Committee since November 2013. Mr. Steinhart is also a member of our Compensation Committee and Corporate Governance Committee. Since March 2014, Mr. Steinhart has been a Member of the Board of Directors of Atossa Genetics, Inc. where he is Chairman of the Audit Committee and a member of the Compensation Committee.

Mr. Steinhart is a Vice President and CFO at Remedy Pharmaceuticals, a privately-held, clinical stage pharmaceutical company, a role he commenced in October 2015. From January 2014 through September 2015 Mr. Steinhart had been a financial and strategic consultant to the biotechnology and medical device industries. From April 2006 through December 2013, Mr. Steinhart was employed by MELA Sciences, Inc., as their Vice President, Finance and Chief Financial Officer, Treasurer and Secretary. In April 2012, Mr. Steinhart received a promotion to Sr. Vice President, Finance and Chief Financial Officer. From May 1992 until joining MELA Sciences, Mr. Steinhart was a Managing Director of Forest Street Capital/SAE Ventures, a boutique investment banking, venture capital, and management consulting firm focused on healthcare and technology companies. Prior to Forest Street Capital/SAE Ventures, he was Vice President and Chief Financial Officer of Emisphere Technologies, Inc. Mr. Steinhart’s other experience includes seven years at CW Group, Inc., a venture capital firm focused on medical technology and biopharmaceutical companies, where he was a General Partner and Chief Financial Officer. Mr. Steinhart began his career at Price Waterhouse, now known as PricewaterhouseCoopers. He holds B.B.A. and M.B.A degrees from Pace University and is a Certified Public Accountant (inactive).

That Mr. Steinhart brings nearly 30 years of financial experience to our Board, having served in various financial executive-level positions over the course of his career, and that Mr. Steinhart is a certified public accountant led us to conclude that Mr. Steinhart should serve as a director and chair the audit committee.

Sergio Traversa, Director

Mr. Traversa has been a Director of the Company since August, 2012. Mr. Traversa is also a member of our Audit Committee, Compensation Committee and Corporate Governance Committee. Mr. Traversa is also the Chief Executive Officer and a director of Relmada Therapeutics, Inc. Previously, he was the co-founder and CEO of Medeor Inc. a spinoff pharmaceutical company from Cornell University. Mr. Traversa has over 25 years of experience in the healthcare sector in the United States and Europe, ranging from management positions in the pharmaceutical industry to investing and strategic advisory roles. He has held financial analyst, portfolio management and strategic advisory positions at large United States investment firms specializing in healthcare, including Mehta and Isaly and Mehta partners, ING Barings, Merlin BioMed and Rx Capital. Mr. Traversa was a founding partner of Ardana Capital, a pharmaceutical and biotechnology investment advisory firm. In Europe, he held the position of Area Manager for Southern Europe (Italy, Spain, Greece and Portugal) of Therakos Inc., a cancer and immunology division of Johnson & Johnson. Prior to Therakos, Dr. Traversa was at Eli Lilly, where he served as Marketing Manager of the Hospital Business Unit. He was also a member of the CNS team at Eli Lilly, where he participated in the launch of Prozac and the early development of Zyprexa and Cymbalta. Mr. Traversa started his career as a sales representative at Farmitalia Carlo Erba, the largest pharmaceutical company in Italy later sold to Pharmacia and now part of Pfizer. Mr. Traversa holds a Laurea degree in Pharmacy from the University of Turin (Italy) and an MBA in Finance and International Business from the New York University Leonard Stern School of Business.

Mr. Traversa is a senior executive in the pharmaceutical industry and as such provides our Board of Directors with great insight into the Company’s business and the challenges and material risks it faces. That Mr. Traversa has more than 25 years of healthcare and financial industry experience in the United States and Europe and is especially qualified to understand the risks and leadership challenges facing a growing pharmaceutical company from a senior management and financial expertise perspective led us to conclude that Mr. Traversa should serve as a director.

EXECUTIVE COMPENSATION

The following discussion provides compensation information pursuant to SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

The Board of Directors administers the compensation program for the executive officers. The Compensation Committee is responsible for reviewing and recommending our compensation and employee benefit policies to the Board for its approval and implementation. The Compensation Committee reviews and recommends to the Board of Directors for approval the compensation for our Chief Executive Officer, including salaries, bonuses and grants of awards under our equity incentive plans. The Compensation Committee and the Board of Directors review and act upon proposals by non-interested management to determine the compensation to other executive officers. The Compensation Committee, among other things, reviews and recommends to the Board of Directors employees to whom awards will be made under our equity incentive plans, determines the number of options to be awarded, and the time, manner of exercise and other terms of the awards.

The intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives. The compensation of the named executive officers consists of base salary, discretionary bonus, and equity in the Company.

Chief Executive Officer’s Compensation

Employment Agreement

Effective September 16, 2013, and amended and restated on August 6, 2015, the Company and Dr. Kaushik J. Dave entered into an agreement (the “Employment Agreement”), to employ Dr. Dave as the Company’s Chief Executive Officer. Dr. Dave shall have such responsibilities, duties and authority as are assigned to him by the Board, or its designee. These responsibilities shall include implementation of the overall direction of the Company as set by the Board, including, planning, corporate policies, research and development, staffing, finance and operations. Dr. Dave shall perform such other duties and shall have authority consistent with his position as may be from time to time specified by the Board and subject to the discretion of the Board. Dr. Dave reports directly to the Board. Dr. Dave also agreed to devote his best efforts and substantially all of his business time to advance the interests of the Company and to discharge adequately his duties under the Employment Agreement. Dr. Dave may hold up to two board seats on for-profit and not-for-profit boards that do not represent a conflict with the Company and subject to Board approval after review of the time commitment involved. Pursuant to the August 2015 amendment and restatement of Dr. Dave’s agreement, among other things, the agreement provides enhance severance benefits, including in the event of a change of control of the Company (as summarized below), and provides for immediate vesting of options in accordance with the amended Stock Plan and Equity Plan. The agreement also changed Dr. Dave’s title from “President and Chief Executive Officer” to “Chief Executive Officer”.

Pursuant to the Employment Agreement, Dr. Dave is entitled to the following compensation and benefits:

•         A base salary at an annual rate of $350,000.

Upon the six month anniversary of the start date, the Board will review Dr. Dave’s base salary with the help of an independent compensation consultant to adjust the base salary to be competitively aligned to a range between the 25th (twenty-fifth) and 75th (seventy-fifth) percentile of the relevant market data of CEO positions of similarly situated publicly traded Biotech companies. The Board shall review the amount of the base salary and performance bonus, and shall determine the appropriate adjustments to each component of Dr. Dave’s compensation within 60 days of the start of each calendar year.

•         Dr. Dave shall be entitled to participate in an executive bonus program, which shall be established by the Board pursuant to which the Board shall award bonuses to Dr. Dave, based upon the achievement of written individual and corporate objectives such as the Board shall determine. Upon the attainment of such performance objectives, Dr. Dave shall be entitled to a cash bonus in an amount to be determined by the Board with a target of forty percent (40%) of the base salary. At least thirty (30) days before each subsequent calendar year, the Board shall establish written individual and corporate performance objectives for such calendar year and the amount of the performance bonus payable upon the attainment of such objectives. Within sixty (60) days after the end of each calendar year, the Board shall determine the amount of any performance bonus payable thereunder. Any such performance bonus shall be due and payable within ninety (90) days after the end of the calendar year to which it relates.

•         The Board has agreed to grant to Dr. Dave an option to purchase common shares of the Company and restricted stock (the “Grant”). The Grant will consist of (A) an option grant to purchase 675,000 common shares of the Company; (B) 125,000 shares of restricted and (C) 100,000 shares of restricted stock as a sign-on bonus of which fifty percent will vest at the one year anniversary of the start date upon starting work. An additional twenty-five percent each will vest at eighteen months and twenty-four months after the start date.

Stock Options. Such options will have an exercise price equal to the prior day closing price of the Company’s common stock which is equal to fair market value as determined by the Board on the date of the grant (the “Grant date”). The Grant Date shall occur no later than 90 days from the start date.

Restricted Stock Grant (excluding the sign-on bonus). One third (33.33%) of the restricted stock was granted at the closing of the Company’s private placement in January 2014, and shall vest per the vesting schedule below. The remaining two thirds (66.66%) of the restricted stock shall be granted upon the treatment of the first patient in 2014 for the Iomab-B trial and subject to the vesting schedule below.

Vesting Schedule. Twenty-eight percent (28%) of the initial options or restricted stock granted shall vest twelve months after the date of grant and two percent (2%) of the remainder shall vest each month thereafter until fully vested. Such additional options or restricted stock will have an exercise price per share which is equal to fair market value as determined by the Board on the date of the grant. Two percent (2%) of such additional options or stock shall vest each month thereafter until fully vested. The term of all options granted under this Agreement will be for 10 years from the date of grant, subject to Dr. Dave’s continuing service with the Company.

•         Dr. Dave is also eligible to participate in the Company’s benefit plans that are generally provided for executive employees.

•         The employment agreement also contains a non-solicitation provision that provides that during the term of employment and for a period of 24 months following the cessation of employment with the company you Dr. Dave shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity.

•         If the Company terminates Dr. Dave’s employment other than for cause or if he resigns for good reason, Dr. Dave shall be entitled to the following:

(i)       a single lump sum payment equal to twelve (12) months of base salary compensation (at the rate in effect as of the date of termination);

(ii)      continued health benefits for the 12-month period beginning on the date of termination; and

(iii)     All outstanding equity awards granted to Dr. Dave under the Company’s equity compensation plans shall become immediately vested and exercisable (as applicable) as of the date of such termination and the performance goals with respect to such outstanding performance awards, if any, will deemed satisfied at “target”.

•         If the Company terminates Dr. Dave’s employment other than for cause or if he resigns for good reason, in any case during the 12-month period beginning on the date of a change in control Dr. Dave shall be entitled to the following:

(i)       a single lump sum payment equal to twenty-four (24) months of Dr. Dave’s compensation (at the rate in effect as of the date of termination);

(ii)      continued health benefits for the 24-month period beginning on the date of termination; and

(iii)     All outstanding equity awards granted to Dr. Dave under the Company’s equity compensation plans shall become immediately vested and exercisable (as applicable) as of the date of such termination and the performance goals with respect to such outstanding performance awards, if any, will deemed satisfied at “target”.

CEO Agreement

Effective April 15, 2015 (the “Effective Date”), the Company and Dr. Dave entered into an agreement whereby the Company agreed to make certain payments, cancel certain restricted stock previously granted Dr. dave, and make a new option grant to Dr. Dave. Pursuant to the terms of the agreement he Company agreed to pay to Dr. Dave (i) $166,825 on or before the Effective Date; (ii) $22,021 on or before the Effective Date; (iii) $22,021 by June 30, 2015; (iv) $22,021 by September 30, 2015; (v) $22,021 by December 31, 2015; (vi) $46,490 by April 15, 2016 so long as Dr. Dave is an employee of the Company on such date; and (vii) $52,103 by December 31, 2016, so long as Dr. Dave is an employee of the Company on such date; provided however, that if Dr. Dave is not employed by the Company (A) on April 15, 2016 then Dr. Dave shall repay to the Company $88,084 (which represents the payments made on April 15, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, of $20,021 each), and (B) on December 31, 2016 then Dr. Dave shall repay to the Company $46,490 (which represents the payment made on April 15, 2016). In addition, until December 31, 2016, Dr. Dave will not, without the prior written consent of the Company, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer 25,000 shares of common stock of the Company, which such shares vested on September 16, 2014. The parties also agreed that the 68,000 shares of restricted stock previously granted to Dr. Dave on February 21, 2014, and are unvested, shall be cancelled and that the Company shall grant to Dr. Dave 82,128 options which shall vest according to milestones as set forth in the agreement.

Advice of Compensation Consultant

In 2014, the Compensation Committee engaged StreeterWyatt Governance, LLC, a compensation consultant, to advise us on the compensation provided to our Chief Executive Officer, Dr. Dave, and determine what actions, if any, were appropriate regarding future executive compensation arrangements.

In developing their assessment, the consultant considered pay practices of companies in similar industries and of similar size. Taking into consideration the results of the analysis in the compensation report, the Compensation Committee recommended to the Board that the target compensation to Dr. Dave should generally be positioned at the median of comparably sized companies in similar industries. The consultant further recommended components and terms of each components of Dr. Dave’s future compensation. Based on the analysis and recommendations, the Compensation Committee adopted and approved Dr. Dave’s Employment Agreement as described above under “Chief Executive Officer’s Compensation”.

Executive Chairman Agreement

In an agreement dated March 11, 2015, effective August 11, 2014 and amended and restated on August 6, 2015, our Chairman of the Board entered into a consulting agreement with the Company to serve as Executive Chairman of the Company. The Executive Chairman will be paid an annual consulting fee of $350,000. During the term of this agreement, the annual consulting fee shall be maintained at least at the same amount as the annual compensation of the Chief Executive Officer of the Company. The Executive Chairman is also entitled to participate in a Company bonus program, which shall be established by the Board pursuant to which the Board shall award bonuses to the consultant, based upon the achievement of written individual and corporate objectives such as the Board shall determine. During the term of the agreement, the performance cash bonus shall be at least at the same amount as the performance cash bonus and other compensation paid to the Chief Executive Officer of the Company. On September 23, 2014, the Board also granted to the Executive Chairman an option to purchase

280,000 common shares of the Company at an exercise price of $6.13 per share. The options vest at the rate of 2% of the grant each month from the grant Date until fully vested in accordance with the provisions of the Company’s Amended and Restated 2013 Stock Plan. The Executive Chairman shall also be awarded stock option and/or restricted stock grants at least at the same amount as such stock option and/or restricted stock that is granted to the Chief Executive Officer of the Company. On August 6, 2015, Mr. Seth’s agreement was amended and restated. Among other things, the amendment included severance benefits, including in the event of a change of control of the Company, and to provide for immediate vesting of options in accordance with the Company’s amended Stock Plan and Equity Plan.

If the Company terminates the consulting arrangement other than for cause or if Mr. Seth resigns for good reason, Mr. Seth shall be entitled to the following:

(i)       a single lump sum payment equal to twenty-four (24) months of Mr. Seth’s compensation (at the rate in effect as of the date of termination);

(ii)      continued health benefits for the 24-month period beginning on the date of termination; and

(iii)     All outstanding equity awards granted to Mr. Seth under the Company’s equity compensation plans shall become immediately vested and exercisable (as applicable) as of the date of such termination and the performance goals with respect to such outstanding performance awards, if any, will deemed satisfied at “target”.

If the Company terminates Mr. Seth’s consulting arrangement other than for cause or if Mr. Seth resigns for good reason, in any case during the 12-month period beginning on the date of a change in control, Mr. Seth shall be entitled to the following:

(i)       a single lump sum payment equal to thirty (30) months of Mr. Seth’s compensation (at the rate in effect as of the date of termination);

(ii)      continued health benefits for the 30-month period beginning on the date of termination; and

(iii)     All outstanding equity awards granted to Mr. Seth under the Company’s equity compensation plans shall become immediately vested and exercisable (as applicable) as of the date of such termination and the performance goals with respect to such outstanding performance awards, if any, will deemed satisfied at “target”.

Chief Medical Officer Agreement

On January 2, 2006, Actinium Corporation entered into an employment agreement with Dragan Cicic, as our Chief Operating Officer and Chief Medical Officer. The term of the employment agreement is one year; provided that the term shall be automatically extended for successive one year periods thereafter, unless, no later than 60 days prior to the expiration of any successive one-year renewal term, either party thereto provides the other party written notice of its desire not to extend the term. Actinium agreed to pay a base salary of $144,758 per annum during the term with an annual percentage increase of not less than an amount equal to the aggregate preceding 12 months annual percentage increase of the U.S. Department of Labor Consumer Price Index for All Urban Consumers (CPI-U) for the New York area. Dr. Cicic is also entitled to participate in any incentive compensation or bonus program which is instituted or maintained for company executives generally during the term of the agreement. In August 2014, the Company increased Dr. Cicic’s base salary to $275,000 per year. In August 2015, Dr. Cicic agreement was amended. Pursuant to the amendment, Dr. Cicic’s title was changed to Chief Medical Officer from Chief Operating Officer and Chief Medical Officer.

Summary Compensation Table

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012 by our Chief Executive Officer and the two next most highly compensated executive officers.

Name/Position	Year	Salary	Bonus	Option Awards	All Other Compensation(3)	Total
Kaushik J. Dave,	2014	$350,000	$92,042	$798,865	$397,844	$1,638,751
President and CEO(1)	2013	112,134		32,830	56,875	201,839

Jack Talley, former CEO,	2014	$—	$—	$—	$—	$—
resigned on February 28, 2013	2013	298,077	—	22,481	—	320,558

Dragan Cicic, COO(2)	2014	$260,416	$88,000	$101,844	$4,081	$454,341
	2013	213,118	—	75,463	—	288,581

Enza Guagenti, former CFO,	2014	$—	$—	$—	$—	$—
resigned on March 9, 2013	2013	28,025	—	1,180	—	29,205

____________

(1)      Dr. Kaushik J. Dave became the Company’s President and CEO on September 16, 2013.

(2)      Dr. Cicic’s options awards were determined by taking into consideration the following factors: (i) Dr, Cicic’s responsibilities at the Company; (ii) his performance historically and as an incentive for future efforts; (iii) compensation data taken from peer group companies (newly public biotech firms); and (iv) the level of his past awards.

(3)      Includes restricted stock based compensation awarded during the period.

As an “emerging growth company” we will not be required to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Outstanding Equity Awards at Fiscal Year-End Table

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — 2014

The following table sets forth all unexercised options and unvested restricted stock that have been awarded to our named executives by the Company and were outstanding as of December 31, 2014.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) (Exercisable) (b)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Kaushik J. Dave	—	675,000	—	6.70	12/16/2023	191,667	1,128,919	—	—

Dragan Cicic	48,485	—	—	0.78	10/25/2016	—	—	—	—
	33,300	—	—	0.78	11/28/2017	—	—	—	—
	226,440	106,560	—	0.78	02/10/2022	—	—	—	—
	27,972	21,978	—	1.50	08/30/2022	—	—	—	—
	23.976	25,974	—	1.50	12/19/2022	—	—	—	—
	6,300	25,200	—	5.55	02/21/2024	—	—	—	—

Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our company’s best interests.

Potential Payments Under Severance/Change in Control Arrangements

The table below sets forth potential payments payable to our executive officer and Executive Chairman in the event of a termination of employment or consulting arrangement, as applicable, under various circumstances. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was June 30, 2015 and (ii) the stock price was $2.65, which was the closing market price of our common stock on June 30, 2015, the last business day of the second quarter.

Name	Termination of Employment Other Than for Cause or Resignation for Good Reason (Not in Connection with a Change in Control). $)		Termination Following a Change in Control without Cause or Executive Resigns with Good Reason ($)
Kaushik J. Dave
Cash Payment	$353,500	(1)	$1,022,000	(1)
Acceleration of Options	18,659		$18,659	(2)

Total Cash and Benefits	$372,159		$1,040,659

Sandesh Seth
Cash Payment	$1,022,000	(1)	$1,277,500	(1)
Acceleration of Options	57,368		$57,368	(2)

Total Cash and Benefits	$1,079,368		$1,334,868

____________

(1)      Includes severance payment and accrued and unused vacation time as of June 30, 2015.

(2)      Determined by taking excess of the fair market value of our common stock on June 30, 2015, less the exercise price of each accelerated option.

The term “change of control” means:

(i)       the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) that is not an Affiliate;

(ii)      the “Incumbent Directors” (meaning those individuals who, on date the Plan was adopted by the Board (the “Effective Date”), constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director, and further provided that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director) cease for any reason to constitute at least a majority of the Board;

(iii)     the date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(iv)     the acquisition by any Person of “Beneficial Ownership” (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition which complies with clauses, (A), (B) and (C) of subsection (v) of this definition, or (IV) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or

(v)      the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (I) the entity resulting from such Business Combination (the “Surviving Company”), or (II) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination

The cash component (as opposed to option accelerations) of any change of control payment would be structured as a one-time cash severance payment.

PRINCIPAL STOCKHOLDERS

The following table shows the beneficial ownership of our Common Stock as of November 2, 2015 held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of February 26, 2014, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock equivalents as of November 2, 2015. Unless otherwise indicated, the principal address of each of the persons below is c/o Actinium Pharmaceuticals, Inc., 757 Third Avenue, 21st floor, New York, NY 10017.

Executive Officers and Directors	Number of Shares of Common Stock and Preferred Stock Beneficially Owned		Percentage of Ownership(a)
Kaushik Dave, PhD	601,192	(1)	1.1%
Dragan Cicic, MD	461,689	(2)	1.1%
David Nicholson, PhD	93,670	(3)	* %
Sandesh Seth	301,829	(4)	* %
Richard I. Steinhart	26,727	(5)	* %
Sergio Traversa, Pharm. D.	49,915	(6)	* %

All Directors and Officers as a Group (6 persons)	1,535,022		3.3%
All other 5% holders
Memorial Sloan-Kettering Cancer Center 1275 York Avenue New York, NY 10065	5,702,387		15.8%

____________

*         less than 1%

(a)      Based on 42,017,449 shares of Common Stock outstanding as of November 2, 2015.

(1)      Options to purchase an aggregate of 675,000 shares of Common Stock of the Company at an exercise price of $6.70 per share and options to purchase an aggregate of 150,000 shares of Common Stock of the Company at an exercise price of $3.58 per share. Within 60 days of November 2, 2015, 476,525 options will have vested. Includes 124,667 shares of common stock.

(2)      Options granted to purchase an aggregate of 333,000 shares of Common Stock of the Company at an exercise price of $0.784 per share, options to purchase an aggregate of 99,900 shares of Common Stock of the Company at an exercise price of $1.50 per share, options to purchase an aggregate of 81,784 shares of Common Stock of the Company at an exercise price of $1.35 per share and options to purchase an aggregate of 350,000 shares of Common Stock of the Company at an exercise price of $3.58 per share. All options are subject to vesting. Within 60 days of November 2, 2015, 458,189 options will have vested. Includes 3,500 shares of common stock.

(3)      Options to purchase an aggregate of 49,950 shares of Common Stock of the Company at an exercise price of $0.784 per share and options to purchase an aggregate of 49,950 shares of Common Stock of the Company at an exercise price of $1.50 per share. On February 18, 2015, Mr. Nicholson was granted 25,000 options with an exercise price of $3.58 per share. All options are subject to vesting. Within 60 days of November 2, 2015, 83,670 options will have vested. Includes 10,000 shares of common stock.

(4)      Warrants to purchase an aggregate of 64,747 shares of Common Stock of the Company at an exercise price of $0.784 per share, exercisable on a cashless basis and warrants to purchase an aggregate of 99,617 of Common Stock of the Company at an exercise price of $0.784 per share, exercisable on a cashless basis issued to Amrosan, LLC, a partnership in which the majority member interest is owned by the family of Mr. Seth. Excludes warrants to purchase an aggregate of 375,556 shares of Common Stock of the Company at par value per share, exercisable on a cashless basis issued to Amrosan, LLC as the warrants are not exercisable upon less than 90 days’ notice. The holder may waive the 90 day exercise notice requirement by giving 65 days prior notice of such waiver. The shares available by exercise of this Warrant are also restricted and may not be sold or otherwise transferred until the earlier of twelve months from December 28, 2012, the closing date of the going Share Exchange; or for six months after the Registration Statement of which this prospectus is a part is declared effective. Excludes 353,023 warrants issued to Carnegie Hill Asset Partners and irrevocable trust linked to Mr. Seth’s family and 721,068 warrants issued to Bioche Asset Management, LLC, a partnership in which the majority member interest is owned by the family of Mr. Seth whose terms are the same as those issued to Amrosan LLC. Also excludes warrants held by the Placement Agent or its affiliates in connection with the offering of common stock and Series A and Series B warrants that closed on December 19, 2012 (the “2012 Offering”), the Bridge Notes Financing, the Series E financing and by designees of Jamess Capital Group, LLC in connection with the Share Exchange. Also includes options to purchase an aggregate of 49,950 shares of Common Stock of the Company at an exercise price of $1.50 per share. Mr. Seth was granted 280,000 options on September 23, 2014 with an exercise price of $6.13 per share. On February 18, 2015, Mr. Seth was granted 150,000 options with an exercise price of $3.58 per share. All options are subject to vesting. Within 60 days of November 2, 2015, 127,465 options will have vested. Includes 10,000 shares of common stock.

(5)      Options to purchase an aggregate of 49,950 shares of Common Stock of the Company at an exercise price of $6.70 per share, On February 18, 2015, Mr. Steinhart was granted 25,000 options with an exercise price of $3.58 per share. All options are subject to vesting. Within 60 days of November 2, 2015, 26,727 options will have vested.

(6)      Options to purchase an aggregate of 49,950 shares of Common Stock of the Company at an exercise price of $1.50 per share. Options to purchase an aggregate of 20,000 shares of Common Stock of the Company at an exercise price of $3.60 per share. On February 18, 2015, Mr. Traversa was granted 25,000 options with an exercise price of $3.58 per share. All options are subject to vesting. Within 60 days of November 2, 2015, 49,915 options will have vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following sets forth a summary of transactions, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Transactions with Related Persons

On September 4, 2013, the Company entered into a letter agreement with Memorial Sloan Kettering Cancer Center (“SKI”) to set forth the amount that the Company owes SKI for the period from 2011 to 2014 under the License Agreement. The total amount that the Company owes SKI for the period of 2011 to 2014 is $815,100 plus all relevant licensed intellectual property related pass through costs to be determined. The amount owed does not include amounts the Company may owe for patent expenses under the License Agreement (as defined above). For the year ended December 31, 2014, the Company incurred $184,556 fees related to this letter agreement.

Atlantic Holdings Ltd. (“AHL”), an affiliate of MSK, has agreed not to transfer its shares of Common Stock, subject to exceptions for certain related-party transfers, transfers to trusts and other private transfers, until, in general, the earlier of (i) December 28, 2013 (the first anniversary of the closing date of the Share Exchange); or (ii) six (6) months following the effective date of the Registration Statement of which this prospectus is a part. AHL will be entitled to certain demand and “piggyback” registration rights with respect to the shares of Common Stock that it may acquire. The shares to be registered by AHL will, however, in certain circumstances, be subject to “cutback” (or reduction of the number of shares includible in an underwritten registration) prior to the “cutback” of the shares being registered on behalf of investors in certain recent private placements.

On December 9, 2013, the Company entered into an engagement agreement with Laidlaw & Company (UK) Ltd. (the “Placement Agent”) for the December 2013 Offering, of which Mr. Seth, Executive Chairman of the Company, was the former Head of Healthcare Investment Banking. Pursuant to the agreement, the Placement Agent was engaged as the exclusive agent for the December 2013 Offering. In consideration for its services, the Placement Agent received (a) a cash fee equal to 10% of the gross proceeds raised in the December 2013 Offering, and (b) a non-accountable expense reimbursement equal to 2% of the gross proceeds raised in the December 2013 Offering,. The Placement Agent or its designees have also received warrants to purchase shares of the Company’s Common Stock in an amount equal to 10% of the shares of Common Stock issued as part of the Units sold in the December 2013 Offering and the shares of Common Stock issuable upon exercise of the common stock warrants included in such Units. The Placement Agent will also receive the same fee and expense schedule for any cash exercise of Warrants within 6 months of the final closing of the December 2013 Offering and a 5% solicitation fee for any Warrants exercised as a result of being called for redemption by the Company. Upon the final closing of the December 2013 Offering the Placement Agent has been engaged by the Company to provide certain financial advisory services to the Company for a period of 6 months, unless extended by mutual consent between the Company and the Placement Agent for a monthly fee of $25,000. The agreement also provided that (i) if the Company consummates any merger, acquisition, business combination or other transaction (other than the Share Exchange) with any party introduced to it by the Placement Agent, the Placement Agent would receive a fee equal to 10% of the aggregate consideration in such transactions, and (ii) if, within a period of 12 months after termination of the advisory services described above, the Company requires a financing or similar advisory transaction the Placement Agent will have the right to act as the Company’s financial advisor and investment banker in such financing or transaction pursuant to a set fee schedule set forth in the December 9, 2013 engagement agreement. As of December 31, 2014, the Company owed Laidlaw & Company (UK) Ltd $25,000. The agreement was terminated in June 2014.

On July 10, 2014, the Company completed a public offering that totaled 1,827,123 common shares, representing gross proceeds of approximately $13.7 million and a net amount of approximately $12.6 million after deducting the underwriting discount and the other offering expenses. Laidlaw & Company (UK) Ltd. acted as lead manager. The offering was made pursuant to a shelf registration statement (File No. 333-194768) previously filed with and declared effective by the U.S. Securities and Exchange Commission.

On February 11, 2015 the Company completed a public offering that totaled 4,444,444 common shares and warrants to purchase an aggregate of 3,333,333 shares of common stock at a combined price to the public of $4.50, representing gross proceeds of approximately $20.0 million and a net amount of approximately $18.5 million after deducting the underwriting discount and the other offering expenses. Laidlaw & Company (UK) Ltd. acted as sole book-running manager for the offering. The offering was made pursuant to a shelf registration statement (File No. 333-194768) previously filed with and declared effective by the U.S. Securities and Exchange Commission.

On June 4, 2015, we entered into subscription agreements with certain investors to sell approximately $5 million of its common stock in a registered direct offering. Under the terms of the subscription agreements, the Company issued an aggregate of 1,923,078 shares (the “Shares’) of the Company’s common stock at a purchase price of $2.60 per share. The offering closed on June 9, 2015. The sale and issuance of the Shares was made pursuant to a prospectus supplement dated June 4, 2015, an accompanying prospectus dated April 18, 2014, and a Rule 462(b) registration statement on Form S-3 (File No. 333-194768) filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2014, relating to the Company’s existing effective “shelf” registration statement on Form S-3 (File No. 333-194768, which was filed with the Commission on March 24, 2014 and declared effective by the Commission on April 17, 2014. Laidlaw & Company (UK) Ltd. acted as the sole placement agent with respect to the offering pursuant to a placement agent agreement, dated June 4, 2015.

In an agreement dated March 11, 2015 and effective August 11, 2014, and amended and restated on August 6, 2015, our Chairman of the Board entered into a consulting agreement with the Company to serve as Executive Chairman of the Company. The Executive Chairman will be paid an annual consulting fee of $350,000. During the term of this agreement, the annual consulting fee shall be maintained at least at the same amount as the annual compensation of the Chief Executive Officer of the Company. The Executive Chairman is also entitled to participate in a Company bonus program, which shall be established by the Board pursuant to which the Board shall award bonuses to the consultant, based upon the achievement of written individual and corporate objectives such as the Board shall determine. During the term of the agreement, the performance cash bonus shall be at least at the same amount as the performance cash bonus and other compensation paid to the Chief Executive Officer of the Company. On September 23, 2014, the Board also granted to the Executive Chairman an option to purchase 280,000 common shares of the Company at an exercise price of $6.13 per share. The options vest at the rate of 2% of the grant each month from the grant Date until fully vested in accordance with the provisions of the Company’s Amended and Restated 2013 Stock Plan. The Executive Chairman shall also be awarded stock option and/or restricted stock grants at least at the same amount as such stock option and/or restricted stock that is granted to the Chief Executive Officer of the Company. On August 6, 2015, Mr. Seth’s agreement was amended and restated. Among other things, the amendment enhances severance benefits, including in the event of a change of control of the Company, and to provide for immediate vesting of options in accordance with the Company’s amended Stock Plan and Equity Plan.

Non-Competition Agreements and Indemnity Agreements

Our executive officers have signed non-competition agreements, which provide that all inventions become the immediate property of API and require invention assignments. The agreements provide that the executive officers will hold proprietary information in the strictest confidence and not use the confidential information for any purpose not expressly authorized by us. Our executive officers and directors have also entered into indemnity agreements with Company.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for the Board of Directors

The Company’s Certificate of Incorporation (the “Charter”) established a classified Board of Directors with three classes of directors. Currently there are five directors divided into three classes designated Class I, Class II, and Class III. The term of office for each Class I director expires at the 2017 Annual Meeting; the term of office for each Class II director expires at the 2015 annual meeting of shareholders; and the term of office for each Class III director expires at the 2016 annual meeting of shareholders. Pursuant to the Charter, the only directors due for election at the 2015 Annual meeting are Sandesh Seth (Class II) and Sergio Traversa (Class II).

The Board of Directors proposes the election of the following two individuals to serve on its Board of Directors for a term that continues pursuant to the director terms outlined below or until their successors are duly elected. These nominees include current board members Messrs. Seth and Traversa. In the event one or more of the nominees is unable or unwilling to serve as a director, the individual named as proxy on the proxy card will vote the shares that he represents for election of such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

The following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individual named as proxy on the enclosed proxy card will vote the shares that he represents for the election of such other persons as the Board of Directors may recommend.

The Board of Directors is responsible for supervision of the overall affairs of the company. Following the annual meeting, the Board of Directors will consist of five directors. The term of each director is set forth below or until their successors are duly elected:

Director	Class	Term (from 2015 Annual Meeting, if elected)
Kaushik Dave	Class III	12 months
David Nicholson	Class I	24 months
Sandesh Seth	Class II	36 months
Sergio Traversa	Class II	36 months
Richard I. Steinhart	Class I	24 months

Directors elected at each annual meeting commencing in 2014 shall be elected for a 3 year term. The names of the nominees for our Board of Directors and information about them are set forth below. There are no family relationships between any of the executive officers and directors.

Sandesh Seth, MS, MBA, Executive Chairman

Mr. Sandesh Seth has been our Director since March 2012, our Chairman of the Board since October 2013, and Executive Chairman since August 2014. Mr. Seth was affiliated with Laidlaw & Co. (UK) Ltd., a healthcare focused, investment banking and wealth management firm where he was Head of Healthcare Investment Banking. Mr. Seth is the Chairman of the Board of Relmada Therapeutics, Inc., a publicly listed, specialty pharmaceutical company focused on pain therapeutics.

Mr. Seth has 20+ years of experience in investment banking (Cowen & Co.), equity research (Bear Stearns, Commonwealth Associates) and in the pharma industry (Pfizer, Warner-Lambert, SmithKline in strategic planning, business development and R&D project management). Mr. Seth has an MBA in Finance from New York University; an M.S. in the Pharmaceutical Sciences from the University of Oklahoma Health Center and a B.Sc. in Chemistry from Bombay University. He has published several scientific articles and was awarded the University Regents Award for Research Excellence at the University of Oklahoma. Mr. Seth was designated as Regulatory Affairs Certified (R.A.C.) by the Regulatory Affairs Professionals Society which signifies proficiency with U.S. FDA regulations.

That Mr. Seth has served in various business executive-level positions over the course of his career, has significant investment banking experience, has developed significant management and leadership skills and is well accustomed to interfacing with investors, analysts, auditors, C-level executives, and outside advisors, led us to conclude that Mr. Seth should serve as a director.

Sergio Traversa, Director

Mr. Traversa has been a Director of the Company since August, 2012. Mr. Traversa is also a member of our Compensation Committee and Corporate Governance Committee. Mr. Traversa is also the Chief Executive Officer and a director of Relmada Therapeutics Inc. Previously, he was the co-founder and CEO of Medeor Inc. a spinoff pharmaceutical company from Cornell University. Mr. Traversa has over 25 years of experience in the healthcare sector in the United States and Europe, ranging from management positions in the pharmaceutical industry to investing and strategic advisory roles. He has held financial analyst, portfolio management and strategic advisory positions at large United States investment firms specializing in healthcare, including Mehta and Isaly and Mehta partners, ING Barings, Merlin BioMed and Rx Capital. Mr. Traversa was a founding partner of Ardana Capital, a pharmaceutical and biotechnology investment advisory firm. In Europe, he held the position of Area Manager for Southern Europe (Italy, Spain, Greece and Portugal) of Therakos Inc., a cancer and immunology division of Johnson & Johnson. Prior to Therakos, Dr. Traversa was at Eli Lilly, where he served as Marketing Manager of the Hospital Business Unit. He was also a member of the CNS team at Eli Lilly, where he participated in the launch of Prozac and the early development of Zyprexa and Cymbalta. Mr. Traversa started his career as a sales representative at Farmitalia Carlo Erba, the largest pharmaceutical company in Italy later sold to Pharmacia and now part of Pfizer. Mr. Traversa holds a Laurea degree in Pharmacy from the University of Turin (Italy) and an MBA in Finance and International Business from the New York University Leonard Stern School of Business.

Mr. Traversa is a senior executive in the pharmaceutical industry and as such provides our Board of Directors with great insight into the Company’s business and the challenges and material risks it faces. That Mr. Traversa has more than 25 years of healthcare and financial industry experience in the United States and Europe and is especially qualified to understand the risks and leadership challenges facing a growing pharmaceutical company from a senior management and financial expertise perspective led us to conclude that Mr. Traversa should serve as a director.

In addition to the each of the individual skills and background described above, the Board of Directors also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Vote Required

Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Broker non-votes will not affect the outcome of the election of directors because brokers do not have discretion to cast votes on this proposal without instruction from the beneficial owner of the shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF GBH CPAs, PC

The audit committee has appointed GBH CPAs, PC as our independent registered public accounting firm to audit the consolidated financial statements of Actinium Pharmaceuticals, Inc. and its subsidiaries for the fiscal year ending December 31, 2015. Representatives of GBH CPAs, PC will be present at the annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders. Although stockholder ratification of the appointment of our independent auditor is not required by our Bylaws or otherwise, we are submitting the selection of GBH CPAs, PC to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the audit committee will reconsider the selection, although the audit committee will not be required to select a different independent auditor for our company.

Vote Required

The ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF GBH CPAs, PC AS THE INDEPENDENT REGISTERED ACCOUNTING FIRM OF ACTINIUM PHARMACEUTICALS, INC.

PROPOSAL 3

APPROVAL OF AMENDMENT OF THE 2013 AMENDED AND RESTATED STOCK PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN By 3.5 MILLION SHARES FROM 5,750,000 TO 9,250,000

Description of Proposed Amendment

On October 2, 2015, the Board unanimously approved an amendment (the “Plan Amendment”) to the Company’s 2014 Stock option and Equity Incentive Plan, as amended (the “Plan”), subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Plan by 3.5 million shares from 5,750,000 to 9,250,000.

The full text of the proposed Plan Amendment is set out in Annex A to this Proxy Statement. The text of the proposed Plan Amendment is subject to modification to include such changes as the Board deems necessary and advisable to affect the increase in the number of shares of Common Stock reserved and available for issuance under the Plan. Stockholders are being asked to approve the Plan Amendment.

Vote Required and Recommendation

The approval of the Plan Amendment will be made upon the affirmative vote of the majority of shares cast on the proposal. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal. If the proposal is not approved by the stockholders, the Plan Amendment will not be effective and the proposal will not be implemented.

Reasons for the Plan Amendment

2013 Plan Generally

Our 2013 Plan is currently comprised of 5,750,000 shares of Common Stock.

The purpose of the Plan is to provide a means through which the Company and its affiliates may attract and retain key personnel and to provide a means whereby directors, officers, managers, employees, consultants and advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its affiliates and aligning their interests with those of the Company’s stockholders.

Increase in Size of Plan

Currently, awards (consisting of options to purchase shares of Common Stock) issued under the Plan total 4.3 million shares of Common Stock.

The Board determined to increase the number of shares of Common Stock reserved and available for issuance under the Plan by 3.5 million shares because it believes that the current number is insufficient for the purposes of the Plan for future issuances. The market for quality personnel is competitive, and the ability to obtain and retain competent personnel is of great importance to the Company’s business operations. In addition, the Board is seeking to satisfy grants made subject to stockholder approval as stated above as well as the Company’s forecasted needs for equity compensation.

Effects of the Plan Amendment

As a result of the Plan Amendment, there will be an increase in the total number of shares of Common Stock reserved for issuance under the Plan. This will provide the Company with the ability to grant more awards than are currently available under the Plan to eligible recipients including employees, directors, consultants and advisors. The issuance in the future of awards under the Plan consisting of full value awards and options to purchase shares of Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the holders of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock which may be issued as awards under the Plan may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or Bylaws. Holders of the Common Stock have no preemptive or other subscription rights. There are no other material differences to the Plan as a result of the Plan Amendment.

Securities Authorized for Issuance Under Equity Compensation Plans As of June 30, 2015

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,750,000	$4.47	2,222,181
Equity compensation plans not approved by security holders	—	—	—
Total	6,750,000	$4.47	2,222,181

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” TO APPROVE AN AMENDMENT TO THE COMPANY’S 2013 AMENDED AND RESTATED STOCK PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN FROM 5,750,000 TO 9,250,000.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting. If, however, other matters properly come before the annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

ANNUAL REPORT ON FORM 10-K

As required, we filed our 2014 Form 10-K, as amended, with the SEC. Stockholders may obtain, free of charge, a copy of the 2013 Form 10-K by writing to us at Actinium Pharmaceuticals, Inc., 757 Third Avenue, 21st Floor, New York NY 10017, Attention: Corporate Secretary, or from our website, www.actiniumpharma.com under the heading “Investor Relations” and the subheading “Company Financial Reports.”

HOUSEHOLDING OF PROXY MATERIALS

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps us to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Financial Solutions, Inc., by calling their toll free number, 1-866-540-7095.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another holder of our Common Stock or Preferred Stock and together both of you would like to receive only a single Notice or, if applicable, set of our annual disclosure documents, follow these instructions:

•         If your shares are registered in your own name, please contact Broadridge Financial Solutions, Inc., and inform them of your request by calling them at 1-866-540-7095 or writing them at 51 Mercedes Way, Edgewood, New York 11717.

•         If a broker, bank or other nominee holds your shares, please contact the broker, bank or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the cost of producing and mailing these documents by:

•         following the instructions provided on your Notice or proxy card;

•         following the instructions provided when you submit a proxy to vote over the Internet; or

•         going to www.proxyvote.com and following the instructions provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON
DECEMBER 22, 2015

This proxy statement and our 2014 Form 10-K to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, as amended, which includes our financial statements, for the fiscal year ended December 31, 2014 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors & Media” section of our website at www.actiniumpharma.com. You may also obtain a printed copy of our Annual Report on Form 10-K, as amended, including our financial statements, free of charge, from us by sending a written request to: Actinium Pharmaceuticals, Inc., 757 Third Avenue, 21st Floor, New York, NY 10017, attention: Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

PROPOSALS OF STOCKHOLDERS

Stockholders may present proposals intended for inclusion in our proxy statement for our 2016 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations, and the Company’s Amended and Restated Bylaws, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2016 Proxy Statement.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, Actinium Pharmaceuticals, Inc., 757 Third Avenue, 21st Floor, New York, NY 10017, (212) 376-6214. Please note that additional information can be obtained from our website at www.actiniumpharma.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

Annex A

AMENDMENT NO. 2
TO
ACTINIUM PHARMACEUTICALS, INC. 2013 AMENDED AND RESTATED STOCK PLAN

Pursuant to Section 14 of the 2013 Amended and Restated Stock Plan, as amended (the “Plan”) of Actinium Pharmaceuticals, Inc. (the “Company”), the Board of Directors of the Company has duly adopted a resolution, conditioned upon approval by the stockholders of the Company, approving this Amendment No. 2 to the Plan to increase the total number of shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) reserved and available for issuance under the Plan as follows:

1.       Section 3 of the Plan is hereby amended to read in its entirety as follows:

“Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares reserved for issuance to Participants under the Plan is 9,250,000, and the maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options is 9,250,000. The Shares may be authorized, but unissued, or reacquired Common Stock. If an award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.”

2.       All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

3.       A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 2 was considered, has duly approved this Amendment No. 2 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 2 to the Plan is made effective this      day of     , 2015.

ACTINIUM PHARMACEUTICALS, INC.

By:
Name:	Kaushik J. Dave
Title:	Chief Executive Officer

A-1

ACTINIUM PHARMACEUTICALS INC.
767 Third Ave
21st Floor
New York, NY 10017

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

SHARES

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
01 Sandesh Seth	☐	☐	☐
02 Sergio Traversa	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2 To ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm	☐	☐	☐
3 To approve an amendment to our 2013 Stock Plan to increase the shares of our Common Stock available for issuance by 3.5 million shares.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES
CUSIP #
SEQUENCE #

0000000000 02

0000229457_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

ACTINIUM PHARMACEUTICALS, INC.
This proxy is solicited by the Board of Directors
Annual Meeting of Stockholders
December 22, 2015

The stockholder(s) hereby appoint(s) each of Sandesh Seth and Kaushik J. Dave with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Actinium Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Standard Time on December 22, 2015 at The Garden City Hotel, 45 Seventh St., Garden City, NY 11530, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

0000229457_2 R1.0.0.51160

Continued and to be signed on reverse side